Exhibit 99.1

SACHEM CAPITAL PROVIDES PRELIMINARY FIRST QUARTER 2023 FINANCIAL RESULTS

- Announces the Appointment of CEO John Villano as Interim Chief Financial Officer -

BRANFORD, Conn., May 8, 2023 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) announced preliminary financial results for the quarter ended March 31, 2023. The Company also announced that Chief Executive Officer John Villano, CPA, was appointed interim Chief Financial Officer, effective immediately, following the departure of John Warch, the company’s former chief financial officer, effective May 4, 2023. The reason for Mr. Warch's departure was not disclosed, but the Company reported that it was not related to any disagreements with the Company's accounting principles, practices or financial statement disclosures or its business operations. The Company plans to initiate a search for a new chief financial officer.

Preliminary results for the first quarter ended March 31, 2023 indicate an approximately 43% increase to revenue, approximately $14.7 million compared to approximately $10.3 million for the quarter ended March 31, 2022, an approximately 18% increase in net income to approximately $5.1 million for the quarter ended March 31, 2023 and net income per share of $0.10, which is comparable to the Company’s net income per share for the quarter ended March 31, 2022. The growth in revenue was due primarily to an increase in lending operations.

The Company will report its first quarter 2023 operating results on May 15, 2023.

About Sachem Capital Corp

Sachem Capital Corp. is a financing REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loan to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The company will also make opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission on March 31, 2023. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

Investor & Media Contact:

Email: investors@sachemcapitalcorp.com

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